UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Medizone International, Inc.
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SUPPLEMENT 3 DATED AUGUST 25, 2016
TO THE PROXY STATEMENT OF MEDIZONE INTERNATIONAL, INC.
DATED AUGUST 5, 2016

Medizone Progress Report
South American and US milestone regulatory events achieved
Additional patents granted
Shareholder Meeting delay due to minority shareholder proxy proposals

August 25, 2016
Dear Shareholders,
I would like shareholders to know that management with support from our entire Board of Directors has been working diligently and faithfully to achieve the final steps necessary to see Medizone’s AsepticSure® system achieve not only regulatory approval, but successful US market acceptance.
Regulatory Approvals
Our distribution partners in South America, GYD, S.A., have recently confirmed they have now achieved ISP regulatory approval for AsepticSure into Chile, their first country of entry in S.A.  ISP is the Chilean equivalent to EPA.  Of the three initial systems purchased by the distributor, two are in their possession and the third is scheduled to be shipped the end of this week.
In the US, the EPA approval process has also been progressing.  Cogmedix, Medizone International’s contract manufacturing partner, has obtained EPA company and establishment numbers to serve as a manufacturer for the AsepticSure delivery systems.  Cogmedix already held FDA medical device manufacturing status.   These numbers allow EPA to track the AsepticSure delivery system from the manufacturer to the user facility and allow Cogmedix to ship AsepticSure systems directly to hospitals in the US. This is an important step closer to market entry in the US.
Medizone’s hydrogen peroxide supplier also has an EPA registration that allows them to ship the product to users.
These recently achieved milestone events signal the beginning of US market entry for AsepticSure.  In-hospital trials designed to replicate the success AsepticSure obtained at Trenton Memorial Hospital and Bellville General Hospital in eliminating new HAI cases for significant periods of time from AsepticSure disinfected Isolation rooms, will signal the beginning of what we believe will prove to be the successful commercial ascendance of AsepticSure in the United States.  The vastly superior efficacy of AsepticSure over any competing technology, demonstrated in a highly prestigious US hospital, should signal a commercial turning point for AsepticSure leading to product acceptance and profitability for Medizone International.
EU Patents
On the patent front, the Company also continues its history of success.  The EU patent office has granted our Health Care Patent Application. The Company is now registering coverage under the EU treaty for Germany, France and the United Kingdom.  This EU patent grant follows the recent issuance of patent coverage in the EU for our bio-terrorism counter measures application, which has been registered in the same countries.
Annual General Meeting of Shareholders
As disclosed by the Company in its current report on Form 8-K as filed with the SEC on August 19, 2016, the Company has moved the scheduled date of its Annual Meeting of Shareholders from September 15th to December 15th.

The Board has established December 15, 2016 as the new date for the Annual Meeting, and established September 30, 2016 as the record date for stockholders entitled to notice of and to vote at the meeting.

The decision to postpone the Annual Meeting follows receipt by the Company of certain stockholder requests to include additional proposals for vote at the meeting.  The stockholder proposals were received by the Company after the filing of the Company’s preliminary proxy materials with the SEC, and just prior to the mailing of the Company’s Notice of the Annual Meeting for September 15, 2016.

Pursuant to regulations of the SEC, the Company is corresponding with the stockholder proponents, and with the SEC, regarding the proposals, including with respect to issues of legality of the proposals and the Company’s alternatives for inclusion, exclusion, or revision of the proposals.  In light of the proposals received, the postponement of the Annual Meeting is necessary to ensure the Company can meet applicable meeting notice deadlines and allow the Board and the proponents adequate time to evaluate the proposals and correspond with the SEC.  While the Company considers the delay caused by the stockholder proposal issues unfortunate, the Company expects to be in a position to file, and mail or post to the Internet, updated proxy materials for the benefit of all Company stockholders, as required, for the December 15, 2016 meeting date.

The Company’s proxy statement filed with the SEC included a request to increase the authorized common stock vault from 395M authorized to 500M authorized, in order to be assured there are shares available to secure the capital funding required to complete US market entry, initiate an increase in production and see AsepticSure through as not only the finest room disinfection system in the world, but one that is commercially profitable. Although the meeting originally scheduled on September 15, 2016 to consider that proposal has been postponed to December 15, 2016, the Company anticipates that the same proposal to increase its shares of common stock will remain in proxy materials to be circulated for the December 15th meeting.
Under the business corporation statutes of the State of Nevada applicable to the Company, the Company must obtain greater than 50% approval of all issued and outstanding shares in order to amend its Articles of Incorporation to increase the vault.  The ability of the Company to fund operations and increase production is considered vital by our management team and Board of Directors.  Without an increase in available shares to achieve the necessary funding to achieve these goals, the Company’s options become extremely limited.  When a new proxy statement is circulated to the Company’s shareholders in connection with the December 15th meeting, it will still contain this Company proposal for an increase in share authorization to enable the adequate funding of the Company through full commercialization.  We strongly urge shareholders to support this increase.

Best regards,
/s/  Edwin G. Marshall
Edwin G. Marshall
Chairman of the Board
Chief Executive Officer

This letter contains certain forward-looking statements representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the results of ongoing clinical studies, economic conditions, product and technology development, production efficiencies, product demand, competitive products, competitive environment, successful testing and government regulatory issues. Additional risks are identified in the company’s filings made with the Securities and Exchange Commission.